EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555

PERFICIENT ACQUIRES SOUTHPORT SERVICES GROUP

SAINT LOUIS, MO (April 2, 2018) – Perficient, Inc. (NASDAQ: PRFT) (“Perficient”), the leading digital transformation consulting firm serving Global 2000 and other large enterprise customers throughout North America, today announced it has acquired Southport Services Group, LLC,  a Washington D.C.-based $17 million annual revenue MicroStrategy consultancy with deep expertise in analytics, business intelligence and data warehousing solutions.

The acquisition is expected to be accretive to adjusted earnings per share immediately.

“We are excited to strengthen Perficient further with the strategic acquisition of Southport,” said Jeffrey Davis, Perficient’s chairman and chief executive officer. “Today, it’s an enterprise imperative that organizations are capable of not only continuously capturing data, but also of interpreting and analyzing it properly to make informed real-time business determinations. Adding a quickly-growing and highly-regarded MicroStrategy partner like Southport enhances and expands our ability to thrill our customers with innovation and impact.”

The acquisition of Southport:
·	Broadens and deepens Perficient’s data solutions capabilities;
·	Increases Perficient’s presence in the Washington D.C. region, adds a location in Phoenix, and a global development center in Mexico City, Mexico;
·	Adds approximately 100 consulting, technology, sales and general and administrative professionals; and
·	Brings strategic client relationships with Fortune 1000 customers across several industries.

Southport founders Jim Butz and Steve Thompson and partner John Bavis each join Perficient in key leadership roles.

“Perficient is well known for its expertise across many technology platforms and is widely-regarded as one of the largest and most capable digital transformation consulting firms in the country,” said Butz. “Joining the Perficient team accelerates our collective opportunities for continued growth and success.”

About Perficient
Perficient is the leading digital transformation consulting firm serving Global 2000® and enterprise customers throughout North America. With unparalleled information technology, management consulting, and creative capabilities, Perficient and its Perficient Digital agency deliver vision, execution, and value with outstanding digital experience, business optimization, and industry solutions. Our work enables clients to improve productivity and competitiveness; grow and strengthen relationships with customers, suppliers, and partners; and reduce costs. Perficient’s professionals serve clients from a network of offices across North America and offshore locations in India and China. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. Perficient is an award-winning Premier Level IBM business partner, a Microsoft National Service Provider and Gold Certified Partner, an Oracle Platinum Partner, an Adobe Premier Partner, and a Platinum Salesforce Consulting Partner. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2018. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. We are under no duty to update any of the forward-looking statements after the date hereof. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2017.